The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207

EXHIBIT 10.92

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

[*]

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

Subject:         [*]

Reference:    (a)       [*]

b)	Aircraft General Terms Agreement No. HAZ-AGTA dated September 30, 2010 (AGTA) between Boeing and Customer

All terms used but not defined in this agreement (Agreement) have the same meaning as in the Purchase Agreement.  [*].

1.        [*]

2.        [*]

3.        [*]

4.        [*]

5.Supplemental Agreement.  Customer and Boeing will sign a supplemental agreement to the Purchase Agreement concurrently with the execution of this Agreement to administratively incorporate the relevant terms into the Purchase Agreement.  Failure to execute a supplemental agreement does not nullify any agreements set forth in this Agreement.

6.Duplication of Benefits.  The parties agree it is not the intent to provide benefits hereunder that duplicate benefits to be provided in any other agreement between Boeing and Customer.

7.ASSIGNMENT.  CUSTOMER MAY NOT ASSIGN OR TRANSFER ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT TO AN ASSIGNEE OR SUCCESSOR WITHOUT PRIOR WRITTEN APPROVAL OF BOEING.

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8.GOVERNING LAW. THIS AGREEMENT WILL BE INTERPRETED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON, U.S.A., EXCEPT THAT THE CONFLICT OF LAWS PROVISIONS UNDER WASHINGTON LAW WILL NOT BE APPLIED FOR THE PURPOSE OF MAKING OTHER LAW APPLICABLE.

9.Confidentiality.  Customer understands and agrees that the information contained herein represents confidential business information of Boeing and has value precisely because it is not available generally or to other parties.  Customer agrees to limit the disclosure of its contents to (a) its directors and officers, (b)  employees of Customer with a need to know the contents for performing its obligations (including, without limitation, those employees performing accounting, finance, administration and other functions necessary to finance and purchase, deliver or lease the Aircraft) and who understand they are not to disclose its contents to any other person or entity (other than those to whom disclosure is permitted by this paragraph 9), without the prior written consent of Boeing and (c) any auditors, financial advisors, attorneys and independent contractors of Customer who have a need to know such information and have signed a confidentiality agreement in the same form and substance similar to this paragraph 9.  Customer shall be fully responsible to Boeing for compliance with such obligations.

10.Expiration.  Please indicate Customer’s acceptance of this this Agreement on or before December 30, 2020, [*].

ACCEPTED AND AGREED TO

Date:	December 30, 2020

THE BOEING COMPANY			AIR LEASE CORPORATION

By:	/s/ Sydney A. Bard	By:	/s/ Grant Levy
Title:	Attorney-in-Fact	Title:	Executive Vice President
Date:	December 30, 2020	Date:	December 30, 2020

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Attachment A

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